CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-282715 on Form S-6 of our report dated December 13, 2024, relating to the financial statement of FT 11864, comprising Vest Large Cap Deep Buffered 20 Portfolio, Series 70, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 13, 2024